Exhibit 99.1

FOR IMMEDIATE RELEASE                                             March 8, 2006


                 Almost Family Announces Quarterly and Year End
           Results FY 2005 EPS from Continuing Operations up 50% over
                         2004, excluding one-time items

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the quarter and year ended December 31, 2005.

Fourth Quarter Financial Highlights
o Net Income From Continuing Operations -- As Reported was $1,279,522 or $0.48 per diluted share in the quarter ended December 31, 2005 as compared to $362,994 or $0.14 per diluted share in the same quarter of 2004.
o Net Income From Continuing Operations -- As Adjusted, (excluding a one-time litigation settlement gain and the effect of changes in state income tax valuation allowances), was $859,425 or $0.32 per diluted share in the quarter ended December 31, 2005 as compared to $362,994 or $0.14 per diluted share in the same quarter of 2004 for diluted EPS growth of 131%
o Consolidated revenues increased approximately 15% over the same quarter last year
o The Company's VN segment revenues grew 29% over the same quarter last year.

Fiscal Year Financial 2005 Highlights

o Net Income From Continuing Operations -- As Reported was $2,883,288 or $1.11 per diluted share in 2005 as compared to $1,620,448 or $0.63 per diluted share in 2004
o Net Income From Continuing Operations -- As Adjusted, (excluding a one-time litigation settlement gain and the effect of changes in state income tax valuation allowances), was $2,463,191 or $0.94 per diluted share in 2005 as compared to $1,620,448 or $0.63 per diluted share in 2004 for diluted EPS growth of 50%

o        Consolidated revenues increased approximately 15% over last year
o        The Company's VN segment revenues grew 25% over last year
o As of December 31, 2005, the Company's balance sheet reflects approximately:
                o $5 million in cash, $10 million in working capital
                o $29 million total assets and $20 million in shareholders equity
                o Borrowing capacity of an additional $20 million to fund
                  growth
o During 2005, the Company invested approximately $5 million of capital in acquisitions and startup home health agencies.

William B. Yarmuth, AFAM's Chairman and CEO commented on the results:

"We are very pleased with our operating results for the quarter and our many accomplishments for the year. During 2005 we were able to dramatically improve our earnings per share and EBITDA, complete acquisitions with a combined annual revenue run rate of over $5 million, generate meaningful internal revenue growth, dispose of non-core operations at a substantial financial gain, pay-off substantially all our debt, and exit the year with $5 million of cash and $20 million in borrowing capacity to fuel our future growth."


"As we move forward into 2006 and beyond we do so as a pure-play home health platform with a strengthened and reorganized management team, improved operating and information system infrastructure and a robust acquisition pipeline. Combining these elements with the strongest balance sheet in the history of our Company, we think we are exceptionally well-positioned to continue to generate outstanding performance."

"I want to take this opportunity to express my personal thanks and appreciation to our employees, our loyal customers and referring physicians and all those who have made our internal growth, our newly acquired operations and our start-up operations such a success in 2005."

Quarterly Discussion
Net Income From Continuing Operations - As Reported grew 252.5% to $1,279,522 or $0.48 per diluted share (including a net gain on litigation settlement of $267,426 or $0.10 per diluted share and the effect of revised state income tax valuation allowances of $152,671 or $0.06 per diluted share) for the December 2005 quarter as compared to $362,994 or $0.14 per diluted share in the December 2004 quarter. Revenues grew 14.7% to $19.4 million in the December 2005 quarter from $16.9 million in the December 2004 quarter.

Revenues in the Company's "Caretenders" Visiting Nurse (VN) segment grew 29% over the same period last year. Acquired operations contributed approximately $1.1 million of that revenue growth while also contributing $0.06 per diluted share to operating results in the December 2005 quarter. The balance of the Company's revenue and earnings increase came from internal growth.

In December 2005, the Tennessee Court of Appeals issued its ruling in the Franklin Litigation, a long contested contract case dating back to 1994. The court partially overturned the findings of the trial court thus lowering the amount of damages previously assessed to and recorded by the Company. The Company and the plaintiff subsequently entered into a settlement agreement on this case which resulted in a one-time net of tax gain of $267,426 or $0.10 per diluted share being recorded in the Company's results for the quarter and year ended December 31, 2005. Additionally, the Company's income tax provision for the fourth quarter of 2005 included a one-time reduction of $152,671 or $0.06 per diluted share resulting from changes in state income tax valuation allowances relating to the anticipated realization of net operating loss carry-forwards.

Net income including discontinued operations, was $1,483,036 or $0.56 per diluted share in the quarter ended December 31, 2005 and $156,196 or $0.06 per diluted share in 2004.

Results of operations for the quarters ended December 31, 2005 and 2004 are set forth in the tables below:

                                               December                      December
                                                 2005                          2004                         Change
                                           -------------------- -------- -------------------- --------- ----------------- ----------
                                                Amount          % Rev         Amount          % Rev         Amount           %
                                          -------------------- -------- -------------------- --------- ----------------- ----------

Net revenues
        Visiting Nurses                   $       10,628,021      54.8%  $      8,222,216      48.7%  $    2,405,805        29.3%
        Personal Care                              8,748,558      45.2%         8,672,972      51.3%          75,586         0.9%
                                          -------------------            ------------------            -----------------
                                                  19,376,579     100.0%        16,895,188     100.0%       2,481,391        14.7%
                                          ===================           ==================             =================
Operating income
       Visiting Nurses                    $        1,595,079       8.2%  $      1,151,525        6.8% $      443,554        38.5%
        Personal Care                              1,165,151       6.0%           750,374        4.4%        414,777        55.3%
                                          -------------------           ------------------             -----------------
                                                   2,760,230      14.2%         1,901,899       11.3%        858,331        45.1%
Unallocated corporate expenses                     1,471,215       7.6%         1,303,367        7.7%        167,848        12.9%
                                          -------------------          ------------------             -----------------
                                                   1,289,015       6.7%           598,532        3.5%        690,483       115.4%
Litigation settlement gain                          (267,426)     -1.4%                 -        0.0%       (267,426)         NM
Interest expense/(income)                            (69,433)     -0.4%            26,728        0.2%        (96,161)     -359.8%
                                          -------------------           ------------------            -----------------
Pre-tax income                                     1,625,874       8.4%           571,804        3.4%      1,054,070       184.3%
Income taxes                                         346,352       1.8%           208,810        1.2%        137,542        65.9%
                                          -------------------           ------------------             -----------------
Net income from continuing
  operations                              $        1,279,522       6.6% $         362,994        2.1%  $     916,528       252.5%
Income (loss) from discontinued
operations, net of tax                                (1,911)                    (206,798)                   204,887           NM
Gain on sale of ADC segment, net of tax              205,425                            -                    205,425           NM
                                          --------------------          --------------------           -----------------
    Net income                            $        1,483,036            $         156,196              $   1,326,840        849.5%
                                          ====================          ====================           =================

Diluted earnings per share
    Diluted shares outstanding                     2,652,876                     2,592,541                    60,335          2.3%
    Continuing operations                 $             0.48            $             0.14             $        0.34        242.9%
    Discontinued operations                                -                         (0.08)                     0.08            NM
    Gain on sale of ADC segment                         0.08                             -                      0.08            NM
                                          --------------------          --------------------           -----------------
                                          $             0.56            $             0.06             $        0.50            NM
                                          ====================          ====================           =================

Continuing Operations As Adjusted,
(excluding litigation settlement gain
and one-time income tax item)
  EBITDA                                  $        1,497,010            $        937,987               $     559,023          59.6%
  Net income                              $          859,425            $        362,994               $     496,431         136.8%
  Diluted EPS                             $             0.32            $           0.14               $        0.18         128.6%
  Effective tax rate                                    36.7%                       36.5%                       0.2%


Year End Results

Net Income From Continuing Operations - As Reported grew 78% to $2,883,288 or $1.11 per diluted share for the year ended December 2005 (including a net gain on litigation settlement of $267,426 or $0.10 per diluted share and the effect of revised state income tax valuation allowances of $152,671 or $0.06 per diluted share) as compared to $1,620,448 or $0.63 per diluted share in 2004. Revenues grew 15% to $75.6 million in 2005 from $65.8 million in 2004.


Revenues in the VN segment grew 25% over the same period last year. Acquired operations contributed approximately $3.1 million of that revenue growth while also contributing $0.16 per diluted share to operating results in 2005. The balance of the Company's revenue and earnings increase came from internal growth.


Net income including discontinued operations, was $7,868,468 or $3.02 per diluted share (including a gain on the sale of the adult day care segment of $5,205,698 or $2.00 per diluted share) in the year ended December 31, 2005 and $1,256,976 or $0.49 per diluted share in 2004.

Results of operations for the years ended December 31, 2005 and 2004 are set forth in the tables below:

                                            December                        December
                                              2005                            2004                          Change
                                        --------------------- --------- --------------------- ---------- ----------------- --------
                                             Amount          % Rev           Amount           % Rev         Amount           %
                                      --------------------- --------- --------------------- ---------- ----------------- ----------

Net revenues
       Visiting Nurses                $       40,265,311       53.2%  $       32,227,614         49.0%  $      8,037,697      24.9%
       Personal Care                          35,354,834       46.8%          33,542,824         51.0%         1,812,010       5.4%
                                      ---------------------           ---------------------            -----------------
                                      $       75,620,145      100.0%  $       65,770,438        100.0%  $      9,849,707      15.0%
                                      =====================           =====================            =================
Operating income
       Visiting Nurses                $        5,939,874        7.9%  $        5,320,428         8.1%  $         619,446      11.6%
       Personal Care                           3,857,528        5.1%           2,719,120         4.1%          1,138,408      41.9%
                                      ---------------------           ---------------------            -----------------
                                               9,797,402       13.0%           8,039,548        12.2%          1,757,854      21.9%
Unallocated corporate expenses                 5,707,350        7.5%           5,090,094         7.7%            617,256      12.1%
                                      ---------------------           ---------------------            -----------------
                                               4,090,052        5.4%           2,949,454         4.5%          1,140,598       38.7%
Litigation settlement gain                      (267,426)      -0.4%                   -         0.0%           (267,426)        NM
Interest expense                                 112,608       0.1%              270,842        0.4%            (158,234)     -58.4%
                                      ---------------------           ---------------------            -----------------
Pre-tax income                                 4,244,870        5.6%           2,678,612         4.1%          1,566,258       58.5%
Income taxes                                   1,361,582        1.8%           1,058,164         1.6%            303,418       28.7%
                                      ---------------------           ---------------------            -----------------
Net income from continuing
  operations                          $        2,883,288        3.8%  $        1,620,448         2.5%  $       1,262,840       77.9%
Income (loss) from discontinued
operations, net of tax                          (220,518)                       (363,472)                        142,954      -39.3%
Gain on sale of ADC segment                    5,205,698                               -                       5,205,698         NM
                                      ---------------------           ---------------------            -----------------
    Net income                        $        7,868,468              $        1,256,976               $       6,611,492     526.0%
                                      =====================           =====================            =================

Diluted earnings per share
    Diluted shares outstanding                 2,607,930                       2,567,468                          40,462       1.6%
    Continuing operations             $             1.11              $             0.63               $            0.48      76.2%
    Discontinued operations                        (0.09)                         (0.14)                            0.05     -35.7%
    Gain on sale of ADC segment                     2.00                              -                             2.00         NM
                                      ---------------------           ---------------------            -----------------
                                      $             3.02              $            0.49                $            2.53     516.3%
                                      =====================           =====================            ================

Continuing Operations -- As Adjusted, (excluding litigation settlement gain and one-time income tax item):
   EBITDA                             $        5,279,617              $        4,317,913               $       961,703       22.3%
   Net income                         $        2,463,191              $        1,620,447               $       842,744       52.0%
   Diluted EPS                        $             0.94              $             0.63               $          0.31       49.6%
   Effective tax rate                               38.1%                           39.5%                         -1.4%



Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

Net Income From Continuing Operations -- As Adjusted
Although "Net Income From Continuing Operations - As Adjusted" is a non-GAAP financial measure, management believes that the presentation of net income as calculated using a normalized tax rate, which excludes the nonrecurring tax benefits as described in Note 1, and excluding the litigation settlement gain as described in Note 2, is a useful adjunct to "Net Income From Continuing Operations - As Reported" under GAAP because it measures the Company's financial performance in a consistent manner between the results for the fourth quarters and fiscal years 2005 and 2004 and since these adjustments represent special or non-recurring items. For these reasons, management believes that "Net Income From Continuing Operations - As Adjusted" is useful to investors. Investors should not view "Net Income From Continuing Operations - As Adjusted" as an alternative to the GAAP measure of net income.

The following table sets forth a reconciliation of Net Income From Continuing Operations -- As Reported to Net Income From Continuing Operations -- As
Adjusted:

                                                Quarter Ended December 31,                  Year Ended December 31,
                                            ---------------    ----------------     -----------------     -------------------
                                                 2005               2004                  2005                   2004
                                            ---------------    ----------------     -----------------     -------------------
Net income from continuing operations -
As Reported                                    $ 1,279,522           $ 362,994           $ 2,883,288             $ 1,620,447
One-time items:
     Reduction in state income tax
     valuation allowance (Note 1)                 (152,671)                  -              (152,671)                      -
     Litigation settlement gain (Note 2)                                     -              (267,426)                      -
                                                  (267,426)
                                            --------------- -- ----------------     -----------------     -------------------
Net income from continuing operations -
As Adjusted                                    $   859,425           $ 362,994           $ 2,463,191             $ 1,620,447
                                            ===============    ================     =================     ===================

Continuing Operations Earnings Per
Diluted Share:
  As Reported                                  $      0.48           $   0.14             $    1.11              $     0.63
  As Reported                                  $      0.32               0.14                  0.94                    0.63


Note 1: The Company's income tax provision for 2005 included a one-time reduction of $152,671 or $0.06 per diluted share resulting from changes in state income tax valuation allowances relating to the anticipated realization of net operating loss carry-forwards.
Note 2: In December 2005, the Tennessee Court of Appeals issued its ruling in the Franklin Litigation, a long contested contract case dating back to 1994. The court partially overturned the findings of the trial court thus lowering the amount of damages previously assessed to and recorded by the Company. The Company and the plaintiff subsequently entered into a settlement agreement on this case which resulted in a one-time net of tax gain of $267,426 or $0.10 per diluted share being recorded in the Company's results for the quarter and year ended December 31, 2005.

EBITDA:
EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of Continuing Operations Net Income -- As Adjusted to EBITDA:

                                                Quarter Ended December 31,                 Year Ended December 31,
                                             ---------------    ----------------     -----------------     ----------------
                                                 2005               2004                  2005                 2004
                                             ---------------    ----------------     -----------------     ----------------
Net income from continuing operations -
As Adjusted                                      $ 859,425           $ 362,994           $ 2,463,191          $ 1,620,447
Add back:
     Interest expense (income)                    (69,433)              26,728               112,608              270,842
     Income taxes                                  499,023             208,810             1,514,253            1,058,164
     Depreciation & amortization                   207,995             339,455             1,189,565            1,368,460
                                            ---------------    ----------------     -----------------     ----------------

Earnings from continuing operations
Before Interest, Income Taxes,
Depreciation & Amortization (EBITDA) - As

Adjusted                                        $1,497,010           $ 937,987           $ 5,279,617          $ 4,317,913

                                            ===============    ================     =================     ================

Sale of ADC Operations
On September 30, 2005 the Company completed the previously announced sale of its ADC operating segment for $13.6 million in cash plus assumption of certain liabilities. The transaction resulted in the reporting of an after tax gain of approximately $5.2 million or $2.00 per diluted share reported in the year ended December 31, 2005.

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Indiana and Alabama (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to accelerate growth in its home health operations, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to increase the efficiency and effectiveness of its sales and marketing efforts, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2004, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.